UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2026, the Board of Directors (the “Board”) of Monster Beverage Corporation (the “Company”) elected Matthew S. Burroughs as Chief Accounting Officer and Deputy Chief Financial Officer of the Company.

Mr. Burroughs, age 57, joined the Company in October 2006. Over his almost 20-year career with the Company, Mr. Burroughs has held various corporate finance positions, each with increasing levels of responsibility, including Deputy CFO, Senior Vice President of Corporate Finance, Senior Vice President Corporate Controller, Vice President Senior Corporate Controller, Vice President Corporate Controller, Corporate Controller and Financial Controller. These roles included participation in and/or responsibility for Global Accounting, SEC Reporting, Global Tax, Treasury, and Investor Relations, among others. Mr. Burroughs holds a Bachelor of Arts degree in Economics and Accounting from Claremont McKenna College. No arrangement or understanding exists between Mr. Burroughs and any other person pursuant to which Mr. Burroughs was selected to serve as Chief Accounting Officer and Deputy Chief Financial Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Burroughs reportable under Item 404(a) of Regulation S-K. Mr. Burroughs does not have a family relationship with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: September 4, 2026	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg Vice Chairman of the Board of Directors and Chief Executive Officer